UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023 (March 16, 2023)

RANGE RESOURCES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12209	34-1312571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 870-2601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, Range Resources Corporation (the “Company”) announced that Chief Executive Officer (“CEO”), Jeffrey L. Ventura will retire from his position as President, CEO and a director. Mr. Ventura will step down as President and CEO at the Company’s Annual Meeting of Stockholders on May 10, 2023 and is not a candidate for re-election to the Company’s board of directors at the 2023 Annual Meeting. Mr. Ventura will remain a Company employee and continue to receive his current bi-weekly salary until June 2, 2023, after which time he will no longer be an employee.

On March 15, 2023, the board of directors appointed Dennis L.Degner, our current Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer. This appointment will become effective on May 10, 2023. Mr. Degner has served as the Company’s Chief Operating Officer since 2019.

In connection with Mr. Degner’s appointment to President and Chief Executive Officer, his annual base salary will increase to $750,000 effective May 10, 2023. On March 15, he received equity grants with a fair value of $3.9 million which takes into consideration his appointment to President and CEO effective May 10, 2023. Mr. Degner’s target short term cash incentive payout will be 120% of his annual base salary.

On March 16, 2023, the Company also announced that David Poole, Senior Vice President – General Counsel and Corporate Secretary will retire effective March 17, 2023. On March 15, 2023, Erin W. McDowell was appointed to the position of Senior Vice President - General Counsel and Corporate Secretary. Neither Mr. Ventura nor Mr. Poole were granted any additional equity awards or cash bonus award for 2023.

There are no arrangements or understandings between Mr. Degner and any other person pursuant to which he was selected as President and CEO. Mr. Degner does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Degner has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01 Other Events.

A copy of the press release issued by the Company, dated March 16, 2023, describing the leadership succession discussed above is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated March 16, 2023

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Mark S. Scucchi
Executive Vice President and Chief Financial Officer

Date: March 17, 2023